EXHIBIT 99.1

Chemung Financial Corporation Announces Quarterly Dividend

ELMIRA, N.Y., Feb. 18, 2021 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq: CHMG) announced today that its Board of Directors has approved a quarterly cash dividend of $0.26 per share, payable on April 1, 2021 to common stock shareholders of record as of the close of business on March 18, 2021.

Chemung Financial Corporation is a $2.3 billion financial services holding company headquartered in Elmira, New York and operates 30 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with full trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at www.chemungcanal.com

Category: Financial

Source: Chemung Financial Corp

Contact:
Scott T. Heffner
Vice President, Director of Marketing
(607) 737-3706
Stheffner@chemungcanal.com